UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2014

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

550 East Swedesford Road, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-225-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2014, Teleflex Incorporated (the "Company"), JPMorgan Chase Bank, N.A. and certain lenders under its Credit Agreement (the "Credit Agreement"), dated as of July 16, 2013, with JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto, the lenders party thereto and each other party thereto entered into a Consent and Amendment No. 1 (the "Amendment") to, among other things, (1) permit certain transactions related to the corporate integration of the business of Vidacare Corporation and (2) increase certain financial ratios relevant to the ability of the Company and its subsidiaries to make intercompany loans to and investments in entities which are not guarantors under the Credit Agreement.

The description of the Amendment is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, Teleflex Incorporated (the "Company") promoted Liam Kelly, previously its Executive Vice President and President, International, to the position of Executive Vice President and President, Americas. In connection with Mr. Kelly's promotion, the Compensation Committee (the "Committee") of the Company's Board of Directors approved an increase in his base salary from $438,412 to $473,678; an increase in his annual incentive plan target award for 2014 from 60% of his base salary to 70% of his base salary; and an increase in his equity incentive compensation target award from 140% of base salary to 150% of base salary, effective as of the date of his promotion. In connection with the increase in his equity incentive compensation, the Committee approved a promotional equity grant to Mr. Kelly of 3,081 stock options and 315 shares of restricted stock. The options will vest in three equal annual installments beginning one year from the date of grant. The shares of restricted stock will vest in their entirety on the third anniversary of the grant date. Mr. Kelly also will receive benefits related to his relocation from Ireland to the United States, including relocation benefits, on-assignment allowances and reimbursements, income tax equalization for earnings and participation in the Company's United States medical, dental and prescription plan. In the event of Mr. Kelly's involuntary termination without cause, the Company will reimburse Mr. Kelly for his repatriation costs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Consent and Amendment No. 1, dated March 27, 2014, to Credit Agreement dated as of July 16, 2013 by and among Teleflex Incorporated, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

April 2, 2014	By:	James J. Leyden

Name: James J. Leyden
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consent and Amendment No. 1, dated March 27, 2014, to Credit Agreement dated as of July 16, 2013 by and among Teleflex Incorporated, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.